UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 27, 2021 (December 22, 2021)
Date of Report (date of earliest event reported)

CLARIVATE PLC
(Exact name of registrant as specified in its charter)

Jersey, Channel Islands
(State or other jurisdiction of incorporation or organization)
001-38911
(Commission File Number)
N/A
(I.R.S. Employer Identification No.)

Friars House 160 Blackfriars Road
London	SE1 8EZ
United Kingdom
(Address of Principal Executive Offices)
(44) 207-433-4000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value	CLVT	New York Stock Exchange
5.25% Series A Mandatory Convertible Preferred Shares, no par value	CLVT PR A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 22, 2021, Clarivate Plc (the “Company”) concluded that the financial statements previously issued as of and for the year ended December 31, 2020, and the quarterly periods ended March 31, 2021, June 30, 2021, and September 30, 2021, should no longer be relied upon because of an error in such financial statements, as addressed in FASB ASC Topic 250, Accounting Changes and Error Corrections.

The error relates to the treatment under U.S. generally accepted accounting principles (“GAAP”) relating to an equity plan included in the CPA Global business combination which was consummated on October 1, 2020 (“the CPA Global Transaction”). In the affected financial statements, certain awards made by CPA Global under its equity plan were incorrectly included as part of the acquisition accounting for the CPA Global Transaction.

For the majority of these awards, the Company concluded that expenses should have been recognized as stock-based compensation charges over the vesting period from October 1, 2020 to October 1, 2021, with only a portion of the liability recorded as part of acquisition accounting. These expenses, of up to $185 million, will be recorded primarily over the periods ending December 31, 2020, March 31, 2021, June 30, 2021, and September 30, 2021. Accordingly, the Company’s previously issued financial statements as of and for the periods ended December 31, 2020, March 31, 2021, June 30, 2021, and September 30, 2021, will need to be restated. The Company is in the process of preparing a second amendment to its Annual Report on Form 10-K for the year ended December 31, 2020 in order to provide restated financial statements and applicable footnote disclosures, along with revisions to information provided in Management’s Discussion and Analysis and management’s assessment of the effectiveness of internal control over financial reporting, including the impact on disclosure controls and procedures. The Company is also preparing amendments to its previously issued Form 10-Q filings for the periods ended March 31, 2021, June 30, 2021, and September 30, 2021.

The restated financial information will not impact previously reported GAAP revenues or long-term debt, or the non-GAAP metric Adjusted EBITDA. The Company anticipates that the restated financial information will affect GAAP income (loss) from operations, benefit (provision) for income taxes, net income (loss), earnings (loss) per share, current and non-current assets, current and non-current liabilities, and shareholders’ equity.

Management is assessing the effect of the restatements on the Company’s internal control over financial reporting and its disclosure controls and procedures. The Company expects to report an additional material weakness following an analysis of the cause of these restatements. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis. The existence of a material weakness precludes a conclusion by management that the Company’s disclosure controls and procedures and internal control over financial reporting are effective.

The audit committee of the Company’s board of directors has discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the matters disclosed in this Item 4.02.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

No.	Description
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CLARIVATE PLC

Date: December 27, 2021	By:	/s/ Jonathan Collins
	Name:	Jonathan Collins
	Title:	Chief Financial Officer